Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Standard Microsystems Corporation on Form S-8 of our report dated June 25, 2008 on the financial statements of SMSC 401(k) Savings Plan appearing in the 2007 Form 11-K of SMSC 401(k) Savings Plan.

Crowe Horwath LLP

Oak Brook, Illinois

March 13, 2009